                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-KA

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

Date of Report:  August 12, 1999


                            WILD OATS MARKETS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                               0-21577                          84-1100630
(State or other jurisdiction of           Commission Files Number        (I.R.S. Employer Identification
 incorporation or organization)                                                       Number)

                               3375 Mitchell Lane
                            Boulder, Colorado 80301
          (Address of principal executive offices, including zip code)

                                 (303) 440-5220
              (Registrant's telephone number, including area code)

                               TABLE OF CONTENTS

                                                                  Page

Item 2.  Acquisition or Disposition of Assets.                      3

Item 7.  Financial Statements and Exhibits.                         3

SIGNATURES                                                          4

Item 2.  Acquisition or Disposition of Assets

On May 29, 1999, Wild Oats Markets, Inc. (the "Company") acquired all of the outstanding capital stock of Nature's Fresh Northwest, Inc. ("Nature's"), a Delaware corporation, from General Nutrition, Incorporated ("GNI"). The capital stock was acquired for a purchase price of $40.0 million in cash and the assumption of a $17.0 million promissory note payable by Nature's to GNI. The purchase price for the capital stock was based on several factors, including purchase price as a multiple of 12-month gross sales, cash flows, and projected store contribution to profit.

The cash portion of the purchase price was paid by a draw by the Company on an existing $80.0 million revolving line of credit extended by certain lenders to the Company.

As a result of the acquisition of the stock of Nature's, the Company acquired seven operating natural foods grocery stores and two additional stores then under construction (of which one was a relocation of an existing store) located in the metropolitan Portland, Oregon area. The Company also acquired title to a parcel of real property owned by Nature's and on which one of the operating stores is located, and leasehold interests in one additional site on which a store is currently under construction. This store is scheduled to open in the first quarter of 2000. The Company intends to continue to operate all of the existing stores and stores currently under development as natural foods grocery stores. Immediately following the acquisition of the capital stock, Nature's was merged into the Company.

Item 7.  Financial Statements and Exhibits

The following financial statements, pro forma financial information and exhibits are filed as a part of this report.

(a)  Financial statements of the business acquired, prepared pursuant to Rule
     3.05 of Regulation S-X:


Item                                                                              Page
----                                                                              ----
Audited financial statements of Nature's Fresh Northwest, Inc.

   Report of PricewaterhouseCoopers LLP, Independent Accountants                    5
   Statement of Operations for the Fiscal Year Ended February 6, 1999               6
   Balance Sheet as of February 6, 1999                                             7
   Statement of Changes in Stockholders' Equity for the Fiscal Year
     Ended February 6, 1999                                                         8
   Statement of Cash Flows for the Fiscal Year Ended February 6, 1999               9
   Notes to the Financial Statements                                            10-13

Unaudited interim financial statements of Nature's Fresh Northwest, Inc.

   Statement of Operations for the Four Months Ended May 29, 1999                  14
   Balance Sheet as of May 29, 1999                                                15
   Statement of Cash Flows for the Four Months Ended May 29, 1999                  16
   Notes to Unaudited Interim Financial Statements                                 17

(b) Pro forma financial information required pursuant to Article 11 of Regulation S-X:

     Item                                                                                 Page
     ----                                                                                 ----
     Wild Oats Markets, Inc. and Nature's Fresh Northwest, Inc. Pro Forma Combined
     Condensed Financial Statements (Unaudited)                                            18

        Pro Forma Combined Condensed Statement of Operations for the Fiscal
          Year Ended January 2, 1999                                                       19
        Pro Forma Combined Condensed Statement of Operations for the Fiscal
          Quarter Ended April 3, 1999                                                      20
        Pro Forma Combined Condensed Balance Sheet as of April 3, 1999                     21
        Notes to Pro Forma Combined Condensed Financial Statements                         22

(c) The following exhibits to this Form 8-KA are filed pursuant to the requirements of Item 601 of Regulation S-K:


---------------------------------------------------------------------------------------------------------------------
Exhibit Number                                                       Description of Document
--------------                                                       -----------------------
---------------------------------------------------------------------------------------------------------------------
2.1+                                        Stock Purchase Agreement between Nature's Fresh Northwest, Inc., General
                                            Nutrition, Incorporated and Registrant dated April 22, 1999
---------------------------------------------------------------------------------------------------------------------


        +  Previously filed.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 12th day of August, 1999.

                                     Wild Oats Markets, Inc.

                                     By /s/ Mary Beth Lewis
                                       ------------------------
                                         Mary Beth Lewis
                                         Executive Officer, Treasurer and Chief
                                         Financial Officer
                                         (Principal Financial and Accounting
                                           Officer)

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Nature's Fresh Northwest, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Nature's Fresh Northwest, Inc. (the "Company") at February 6, 1999 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


PRICEWATERHOUSECOOPERS LLP
Denver, Colorado
July 9, 1999

NATURE'S FRESH NORTHWEST, INC.
STATEMENT OF OPERATIONS
(In thousands)

For the Fiscal Year Ended                             February 6,
                                                         1999
---------------------------------------------------------------------------
Sales                                                  $58,324
Cost of goods sold and occupancy costs                  39,123
                                                       -------
Gross profit                                            19,201
Operating expenses
 Direct store expenses                                  12,654
 Selling, general and administrative expenses            4,674
 Pre-opening expenses                                       36
                                                       -------
   Income from operations                                1,837
Interest expense                                         1,482
                                                       -------
   Income before income taxes                              355
Income tax expense                                         146
                                                       -------
Net income                                             $   209
                                                       =======


   The accompanying notes are an integral part of these financial statements.

NATURE'S FRESH NORTHWEST, INC.
BALANCE SHEET
(In thousands, except share amounts)

                                                               As of
                                                             February 6,
                                                                1999
-----------------------------------------------------------------------------
ASSETS
Current assets:
 Cash and cash equivalents                                    $   756
 Inventories, net                                               3,715
 Accounts receivable                                               66
 Prepaid expenses and other current assets                        119
 Deferred income taxes                                            106
                                                              -------
     Total current assets                                       4,762
Property and equipment, net                                    25,171
Deposits and other assets                                           3
                                                              -------
                                                              $29,936
                                                              =======

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
 Accounts payable                                             $ 3,106
 Accrued liabilities                                            1,876
 Note payable to related party                                 21,207
 Current portion of obligations under capital leases              513
                                                              -------
     Total current liabilities                                 26,702
Obligations under capital leases                                1,181
Deferred income taxes                                             888
Other long-term obligations                                       104
                                                              -------
                                                               28,875
                                                              -------
Commitments and contingencies (Note 7)
Stockholder's equity:
 Common stock; no par value; 10,000,000
 shares authorized; 1,421,053 issued and outstanding              260
 Retained earnings                                                801
                                                              -------
     Total stockholder's equity                                 1,061
                                                              -------
                                                              $29,936
                                                              =======

   The accompanying notes are an integral part of these financial statements.

NATURE'S FRESH NORTHWEST, INC.
STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
(In thousands, except share amounts)



                                                                          Total
                                    Common Stock            Retained   Stockholder's
                                  Shares     Amount         Earnings       Equity
-----------------------------------------------------------------------------------------

Balance at January 31, 1998      1,421,053     $260           $  592       $  852
Net income                                                       209          209
                                 ---------     ----           ------       ------
Balance at February 6, 1999      1,421,053     $260           $  801       $1,061
                                 =========     ====           ======       ======

   The accompanying notes are an integral part of these financial statements.

STATEMENT OF CASH FLOWS
(In thousands)


For the Fiscal Year Ended                                February 6,
                                                             1999
---------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                $    209
Adjustments to reconcile net income to
 net cash provided by operating activities:
 Depreciation and amortization                               1,258
 Loss on disposal of property and equipment                     30
 Deferred tax provision                                        450
 Change in assets and liabilities:
 Inventories                                                (1,220)
 Receivables and other assets                                  250
 Accounts payable                                             (843)
 Accrued liabilities                                           (81)
                                                          --------
       Net cash provided by operating activities               215
                                                          --------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures                                       (12,877)
                                                          --------
       Net cash used by investing activities               (12,877)
                                                          --------
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under note payable to related party              13,543
Principal payments under capitalized leases                   (245)
                                                          --------
       Net cash provided by financing activities            13,298
                                                          --------
Net increase in cash and cash equivalents                      636
Cash and cash equivalents at beginning of year                 120
                                                          --------
Cash and cash equivalents at end of year                  $    756
                                                          ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid for interest                                   $    146
                                                          ========

   The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS

1. Organization and Summary of Significant Accounting Policies

Organization

Nature's Fresh Northwest, Inc. ("Nature's" or the "Company"), a Delaware corporation headquartered in Portland, Oregon, and a wholly-owned subsidiary of General Nutrition, Incorporated ("GNI"), owns and operates retail grocery stores specializing in natural foods. The Company also operates a kitchen and warehouse that supply the retail stores. The Company's operations are concentrated in one market segment--grocery stores--and are geographically concentrated with five stores in the Portland metropolitan area and one store in Vancouver, Washington. Management considers a downturn in this market segment and geographic location to be unlikely.

Fiscal Year

The Company's fiscal year ends on the Saturday closest but not prior to January 31 of each year. The fiscal year consists of 52 or 53 weeks divided into four quarters; the first three quarters contain 12 weeks and the last quarter contains 16 weeks in a 52-week year and 17 weeks in a 53-week year. Fiscal year 1999 was a 53-week period.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Such cash equivalents aggregated approximately $108,000 at February 6, 1999.

Inventories

Inventories consisting of products held for sale are stated at the lower of cost (first-in, first-out) or market, as determined by the retail inventory method.

Depreciation and Amortization

Property and equipment are recorded at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the respective assets (three to ten years). Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life of the asset or the lease term. Maintenance and repairs are expensed as incurred, and improvements are capitalized.

Pre-Opening Expenses

Pre-opening expenses consist primarily of labor costs, rent, utilities, supplies, and other expenses incurred in connection with the opening of a new store. During fiscal 1999, pre-opening expenses were recognized as incurred.

Advertising

Advertising is expensed as incurred. Advertising expense was $770,000 for fiscal 1999.
Fair Value of Financial Instruments

The carrying amounts of the Company's financial instruments, including cash and cash equivalents, short-term trade receivables and payables and long-term debt, approximate their fair values.

Use of Estimates

The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

New Accounting Pronouncements

In 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("FAS") No. 131, Disclosure about Segments of an Enterprise and Related Information. FAS No. 131 revises the current requirements for reporting business segments by redefining such segments according to management's disaggregation of the business for purposes of making operating decisions and allocating internal resources. The Company adopted FAS No. 131 in fiscal 1999. The adoption of FAS No. 131 did not affect results of operations, financial position, or the disclosure of segment information as the Company has one reportable segment, retail sales.

2.  Related Party Transactions

The Company has a note payable due to GNI, its parent company, in the amount of $19.3 million as of February 6, 1999. The note is a senior secured multiple advance note for borrowings up to $25.0 million to fund daily operations and new store construction. See related discussion in Note 5.

During fiscal 1999, the Company paid approximately $357,000 in lease payments to a landlord who is also a director of the Company. As of February 6, 1999, the Company had a $327,000 liability for deferred rent due to this individual. The amount was subsequently paid in full.

3.  Property and Equipment

Property and equipment consist of the following (in thousands):

                              February 6,
Fiscal Year Ended                1999
-----------------             -----------
Machinery and equipment           $ 7,829
Leasehold improvements              3,164
Land and building                  12,900
Construction in progress            3,328
                                  -------
                                   27,221

Less accumulated depreciation
   and amortization                (2,050)
                                  -------
                                  $25,171
                                  =======

The amounts shown above include $2.5 million of machinery and equipment which are accounted for as capitalized leases and which have accumulated amortization of $906,000 at February 6, 1999.

4. Accrued Liabilities

Accrued liabilities consist of the following (in thousands):

                                         February 6,
Fiscal Year Ended                           1999
-----------------                        -----------
Accrued wages and employee costs              $1,072
Deferred charges and other accruals              804
                                              ------
                                              $1,876
                                              ======

5. Note Payable and Long-Term Debt

Long-term debt outstanding consists of the following (in thousands):

                                                                  February 6,
                                                                     1999
                                                                     ----
Note payable to related party (see Note 2),
 Principal due upon demand or upon default of any
 obligation under the terms of the note, bearing interest
 on unpaid principal at a variable rate per annum equal
 to GNI's borrowing rate at its fiscal quarter-ends plus
 0.125% per annum (rate at February 6, 1999 of 9.0%),
 interest installments in arrears due quarterly with the first of such fiscal quarters ending April 26, 1997, collaterized
 by assets and a security interest                                  $21,207

Capitalized leases                                                    1,694
                                                                    -------
                                                                     22,901
Less current portion                                                (21,720)
                                                                    -------
                                                                    $ 1,181
                                                                    =======

During fiscal 1999, all interest payments due under the terms of the note totaled approximately $1.3 million and were added to the principal balance. On May 29, 1999, the terms of this note were amended. See Note 8.

Scheduled maturities of long-term debt as of February 6, 1999 are as follows (in thousands):

2000                         $21,928
2001                             527
2002                             343
2003                             332
2004                              19
Thereafter                         7
                             -------
                              23,156
Less interest                    255
                             -------
                             $22,901
                             =======

6.  Income Taxes

Income tax expense (benefit) consists of the following (in thousands):

                             February 6,
Fiscal Year Ended               1999
-----------------             --------
Current:  Federal              $(257)
          State                  (47)
                                ----
                                (304)
                                ----
Deferred:  Federal               390
           State                  60
                                ----
                                 450
                                ----
                                $146
                                ====

The differences between the U.S. federal statutory income tax rate and the Company's effective tax rate are as follows:

                                        February 6,
Fiscal Year Ended                          1999
-----------------                       -----------
Statutory tax rate                         35.0%
State income taxes, net of federal
   income tax benefit                       3.9
Other, net                                  2.1
                                           ----
Effective tax rate                         41.0%
                                           ====

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows (in thousands):

                                    February 6,
Fiscal Year Ended                     1999
-----------------                   -----------
Deferred tax assets
   Inventory related                   $   47
   Vacation accrual                        49
   Other accruals                         209
                                       ------
   Total deferred tax assets              305
                                       ------
Deferred tax liabilities
 Property related                      (1,087)
                                       ------
 Total deferred tax liabilities        (1,087)
                                       ------
Net deferred tax liability             $ (782)
                                       ======

7. Commitments

The Company has several noncancelable operating leases related to facilities occupied and store equipment. These leases generally contain renewal provisions at the option of the Company. Total rental expense (consisting of minimum rent and contingent rent) under these leases was $1.2 million during fiscal 1999.

Future minimum lease payments under noncancelable operating leases as of February 6, 1999 are summarized as follows (in thousands):

Fiscal year ending
   2000                           $ 1,187
   2001                             1,406
   2002                             1,440
   2003                             1,412
   2004                             1,373
Thereafter                         12,926
                                  -------
Total minimum lease payments      $19,744
                                  =======

Minimum rentals for operating leases do not include contingent rentals which may become due under certain lease terms which provide that rentals may be increased based on a percentage of sales. The Company paid contingent rentals of $77,000 during fiscal 1999.


8. Subsequent Events

On May 29, 1999, the senior secured multiple advance note between the Company and GNI was amended to provide that 20 percent of the outstanding principal balance is due on or before May 28, 2000 with the remaining balance and all accrued interest due on or before November 28, 2000. There is no penalty or premium for early prepayment.

Also on May 29, 1999, Wild Oats Markets, Inc. ("Wild Oats") acquired all of the outstanding capital stock of Nature's from GNI. The capital stock was acquired for a purchase price of $40.0 million in cash and the assumption of a $17.0 million promissory note payable by Nature's to GNI. The Company also acquired title to a parcel of real property owned by Nature's and on which one of the operating stores is located, and leasehold interests in one additional site on which a store is currently under construction. Wild Oats acquired seven operating natural foods grocery stores owned by Nature's and two additional stores then under construction (of which one was a relocation of an existing store). Immediately following the acquisition of the capital stock, Nature's was merged into Wild Oats. These financial statements do not give effect to this transaction.

NATURE'S FRESH NORTHWEST, INC.
STATEMENT OF OPERATIONS
(In thousands)

For the Four Months Ended                            May 29,
                                                      1999
                                                   (Unaudited)
----------------------------------------------------------------------
Sales                                                 $20,502
Cost of goods sold and occupancy costs                 13,352
                                                      -------
Gross profit                                            7,150
Operating expenses
 Direct store expenses                                  4,826
 Selling, general and administrative expenses           1,596
 Pre-opening expenses                                      30
                                                      -------
   Income from operations                                 698
Interest expense                                          514
                                                      -------
     Income before income taxes                           184
Income tax expense                                         75
                                                      -------
Net income                                            $   109
                                                      =======

   The accompanying notes are an integral part of these financial statements
                                  (unaudited).

NATURE'S FRESH NORTHWEST, INC.
BALANCE SHEET
(In thousands, except share amounts)


                                                                           As of
                                                                          May 29,
                                                                           1999
                                                                        (Unaudited)
----------------------------------------------------------------------------------------------
ASSETS
Current assets:
 Cash and cash equivalents                                                 $   589
 Inventories, net                                                            4,099
 Accounts receivable, net of allowance for doubtful accounts of $5             171
 Prepaid expenses and other current assets                                     136
 Deferred income taxes                                                         125
                                                                           -------
   Total current assets                                                      5,120
Property and equipment, net                                                 27,328
Deposits and other assets                                                       78
                                                                           -------
                                                                           $32,526
                                                                           =======

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
 Accounts payable                                                          $ 2,654
 Accrued liabilities                                                         1,875
 Note payable to related party                                               3,400
 Current portion of obligations under capital leases                           593
                                                                           -------
     Total current liabilities                                               8,522
Obligations under capital leases                                               940
Non-current portion of note payable to related party                        13,600
Deferred income taxes                                                        1,182
Other long-term obligations                                                    104
                                                                           -------
                                                                            24,348
                                                                           -------
Stockholder's equity:
 Common stock; no par value; 10,000,000
 shares authorized; 1,421,053 issued and outstanding                           260
 Additional paid-in capital                                                  7,008
 Retained earnings                                                             910
                                                                           -------
     Total stockholder's equity                                              8,178
                                                                           -------
                                                                           $32,526
                                                                           =======


   The accompanying notes are an integral part of these financial statements
                                  (unaudited).

NATURE'S FRESH NORTHWEST, INC.
STATEMENT OF CASH FLOWS
(In thousands)

For the Four Months Ended                                May 29,
                                                          1999
                                                       (Unaudited)
---------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                $   109
Adjustments to reconcile net income to
 net cash provided by operating activities:
 Depreciation and amortization                                529
 Loss on disposal of property and equipment                    33
 Deferred tax provision                                       275
 Change in assets and liabilities:
 Inventories                                                 (384)
 Receivables and other assets                                (197)
 Accounts payable                                            (452)
 Accrued liabilities                                           (1)
                                                          -------
       Net cash used by operating activities                  (88)
                                                          -------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures                                       (2,719)
                                                          -------
       Net cash used by investing activities               (2,719)
                                                          -------
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under note payable to related party              2,801
Principal payments under capitalized leases                  (161)
                                                          -------
       Net cash provided by financing activities            2,640
                                                          -------
Net decrease in cash and cash equivalents                    (167)
Cash and cash equivalents at beginning of year                756
                                                          -------
Cash and cash equivalents at end of year                  $   589
                                                          =======

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid for interest                                   $    37
                                                          =======

   The accompanying notes are an integral part of these financial statements
                                 (unaudited).

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

1.  Organization and Summary of Significant Accounting Policies

Organization

Nature's Fresh Northwest, Inc. ("Nature's" or the "Company"), a Delaware corporation headquartered in Portland, Oregon, and a wholly-owned subsidiary of General Nutrition, Incorporated ("GNI"), owns and operates retail grocery stores specializing in natural foods. The Company also operates a kitchen and warehouse that supply the retail stores. The Company's operations are concentrated in one market segment--grocery stores--and are geographically concentrated with six stores in the Portland metropolitan area and one store in Vancouver, Washington. Management considers a downturn in this market segment and geographic location to be unlikely.

The unaudited financial statements and related notes have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. The accompanying financial statements and related notes should be read in conjunction with the audited financial statements of the Company, and notes thereto, for the fiscal year ended February 6, 1999.

The unaudited interim financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented.

Fiscal Year

The Company's fiscal year ends on the Saturday closest but not prior to January 31 of each year. The fiscal year consists of 52 or 53 weeks divided into four quarters; the first three quarters contain 12 weeks, and the last quarter contains 16 weeks in a 52-week year and 17 weeks in a 53-week year. Fiscal year 2000 is a 52-week period.

Use of Estimates

The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.  Business Combination

On May 29, 1999, Wild Oats Markets, Inc. ("Wild Oats") acquired all of the outstanding capital stock of Nature's from GNI. The capital stock was acquired for a purchase price of $40.0 million in cash and the assumption of a $17.0 million promissory note payable by Nature's to GNI. The Company also acquired title to a parcel of real property owned by Nature's and on which one of the operating stores is located, and leasehold interests in one additional site on which a store is currently under construction. Wild Oats acquired seven operating natural foods grocery stores owned by Nature's and two additional stores then under construction (of which one was a relocation of an existing store). Immediately following the acquisition of the capital stock, Nature's was merged into Wild Oats. These financial statements do not give effect to this transaction.

3.  Related Party Transactions

During the four months ended May 29, 1999, the Company paid approximately $93,000 in lease payments to a landlord who is also a director of the Company. The Company also paid this individual $225,000 of lease buy-out costs. Subsequent to May 29, 1999, the Company paid this individual $327,000 of deferred rent.

On May 29, 1999, the senior secured multiple advance note between the Company and GNI was amended to reduce the principal balance of the note to $17.0 million. The note reduction was recorded as a capital contribution in additional paid-in capital. Under the terms of the amendment, 20 percent of the outstanding principal balance is due on or before May 28, 2000 with the remaining balance and all accrued interest due on or before November 28, 2000. There is no penalty or premium for early prepayment.

PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

On May 29, 1999, Wild Oats acquired all of the outstanding capital stock of Nature's from GNI. The capital stock was acquired for a purchase price of $40.0 million in cash and the assumption of a $17.0 million promissory note payable by Nature's to GNI. As part of the acquisition of the stock of Nature's, Wild Oats acquired Nature's seven operating natural food grocery stores and two additional stores then under constuction (of which one was a relocation of an existing store) located in the metropolitan Portland, Oregon area. The Company also acquired title to a parcel of real property owned by Nature's and on which one of the operating stores is located, and leasehold interests in one additional site on which a store is under construction. Immediately following the acquisition of the capital stock, Nature's was merged into Wild Oats.

The following unaudited pro forma financial information supplements financial information with respect to Wild Oats Markets, Inc. ("Wild Oats" or the "Company") contained in the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1999, and should be read in conjunction with the consolidated historical financial statements and the related notes thereto of Wild Oats, which have been incorporated by reference, and the historical financial statements and the related notes thereto of Nature's, which are included herein. The unaudited pro forma combined condensed statement of operations for the fiscal year ended January 2, 1999 gives effect to the acquisition of Nature's by Wild Oats as if the acquisition, accounted for as a purchase, had occurred December 28, 1997. Similarly, the unaudited pro forma combined condensed financial statements as of and for the fiscal quarter ended April 3, 1999 should be read in conjunction with the consolidated historical financial statements and the related notes thereto of Wild Oats contained in the Company's Form 10-Q for the fiscal quarter ended April 3, 1999, which have been incorporated by reference, and the unaudited financial statements and the related notes thereto of Nature's for the four months ended May 29, 1999, which are included herein. The unaudited pro forma combined condensed financial statements as of and for the fiscal quarter ended April 3, 1999 give effect to the acquisition of Nature's by Wild Oats as if the acquisition, accounted for as a purchase, had occurred January 3, 1999. The unaudited pro forma combined condensed financial statements are based on the respective historical financial statements and the notes thereto, which are incorporated by reference or included elsewhere herein. The pro forma combined condensed financial statements do not give effect to other acquisitions which both individually and in the aggregate were immaterial.

In the opinion of the Company, all adjustments necessary to present fairly such pro forma combined condensed financial statements have been made. These unaudited pro forma combined condensed financial statements are presented for informational purposes only and are not necessarily indicative of what actual results would have been had the transactions occurred at the beginning of the applicable periods nor does it purport to indicate the future operating results or financial position of the Company.

                            Wild Oats Markets, Inc.
        Pro Forma Combined Condensed Statement of Operations (Unaudited)
                    (In thousands, except per-share amounts)

                                        Historical
                                 -------------------------
                                 Wild Oats      Nature's         Year Ended January 2, 1999
                                 Year Ended    Year Ended      ------------------------------
                                 January 2,    February 6,       Pro Forma          Pro Forma
                                    1999          1999         Adjustments          Combined
                                 ----------    -----------     -----------          ---------
Sales                              $398,857       $58,324                            $457,181
Costs of goods sold
   and occupancy costs              274,780        39,123         $  (593) (a)        313,310
                                   --------       -------         -------            --------

Gross profit                        124,077        19,201             593             143,871
Direct store expenses                87,035        12,654                              99,689
Selling, general and
   administrative expenses           14,687         4,674             986  (b)         20,347
Pre-opening expenses                  3,277            36                               3,313
Non-recurring expenses                  393                                               393
                                   --------       -------         -------            --------
Income from
 operations                          18,685         1,837            (393)             20,129
Interest income
   (expense), net                       688        (1,482)         (2,400) (c)         (3,194)
                                   --------       -------         -------            --------
Income (loss) before
 income taxes                        19,373           355          (2,793)             16,935
Income tax expense
   (benefit)                          7,725           146            (721) (d)          7,150
                                   --------       -------         -------            --------
Net income (loss)                  $ 11,648       $   209         $(2,072)           $  9,785
                                   ========       =======         =======            ========
Unaudited pro forma basic
   net income per share            $   0.90                                          $   0.75
                                   ========                                          ========
Unaudited pro forma
 weighted average number
 of common shares
 outstanding                         12,967                                            12,967
                                   ========                                          ========

Unaudited pro forma diluted
   net income per share            $   0.87                                          $   0.73
                                   ========                                          ========
Unaudited pro forma
 weighted average number
 of common shares
 outstanding                         13,393                                            13,393
                                   ========                                          ========

The accompanying notes are an integral part of the pro forma combined condensed statement of operations (unaudited).

                            Wild Oats Markets, Inc.
        Pro Forma Combined Condensed Statement of Operations (Unaudited)
                    (In thousands, except per-share amounts)

                                         Historical
                                 ------------------------------
                                   Wild Oats        Nature's       Quarter Ended April 3, 1999
                                 Quarter Ended    Quarter Ended   -----------------------------
                                    April 3,          May 1,       Pro Forma          Pro Forma
                                      1999            1999         Adjustments        Combined
                                 --------------   -------------   ------------       ----------
Sales                                 $122,508           15,244                         137,752
Costs of goods sold
   and occupancy costs                  84,858            9,954        $(148)  (a)       94,664
                                      --------          -------        -----           --------

Gross profit                            37,650            5,290          148             43,088
Direct store expenses                   27,107            3,447                          30,554
Selling, general and
   administrative expenses               4,378            1,203          246   (b)        5,827
Pre-opening expenses                       663               24                             687
Non-recurring expenses                  10,894                                           10,894
                                      --------          -------        -----           --------
Income (loss) from
 operations                             (5,392)             616          (98)            (4,874)
Interest expense, net                       90              514          600   (c)        1,204
                                      --------          -------        -----           --------
Income (loss) before
 income taxes                           (5,482)             102         (698)            (6,078)
Income tax
   expense (benefit)                    (2,465)              42         (203)  (d)       (2,626)
                                      --------          -------        -----           --------
Net income (loss)                       (3,017)              60         (495)            (3,452)

Cumulative effect of
   change in accounting
   principle, net of tax                   281                                              281
                                      --------          -------        -----           --------
Net income (loss)                     $ (3,298)         $    60        $(495)          $ (3,733)
                                      ========          =======        =====           ========

Unaudited pro forma basic
   net income (loss)
   per share                          $  (0.25)                                        $  (0.29)
                                      ========                                         ========
Unaudited pro forma
 weighted average number
 of common shares
 outstanding                            13,091                                           13,091
                                      ========                                         ========

Unaudited pro forma diluted
   net income per share               $  (0.25)                                        $  (0.29)
                                      ========                                         ========
Unaudited pro forma
 weighted average number
 of common shares
 outstanding                            13,091                                           13,091
                                      ========                                         ========

The accompanying notes are an integral part of the pro forma combined condensed statement of operations (unaudited).

                            Wild Oats Markets, Inc.
             Pro Forma Combined Condensed Balance Sheet (Unaudited)
                      (In thousands, except share amounts)

                                               Historical
                                         ----------------------
                                         Wild Oats     Nature's          As of April 3, 1999
                                           As of         As of     ------------------------------
                                          April 3,      May 1,      Pro Forma          Pro Forma
                                            1999         1999      Adjustments         Combined
                                         ---------     --------    -----------        -----------
Assets
Current assets:
Cash and cash equivalents                 $  9,066       $    38                        $  9,104
Inventories, net                            30,834         3,676                          34,510
Accounts receivable                          1,662           268                           1,930
Prepaid expenses and
   current assets                            1,159           121                           1,280
Deferred income taxes                        1,539           125                           1,664
                                          --------       -------                         -------
   Total current assets                     44,260         4,228                          48,488
Property and equipment, net                 97,585        26,612     $(2,966)   (e)      121,231
Intangible assets, net                      71,618                    39,437    (e)      111,055
Deposits and other assets                    1,261            28                           1,289
                                          --------       -------     -------           ---------
                                          $214,724       $30,868     $36,471            $282,063
                                          ========       =======     =======           =========

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable                          $ 27,275       $ 2,514                          29,789
Accrued liabilities                         13,223         1,864                          15,087
Note payable                                              21,216                          21,216
Current portion of long-term debt                            593                             593
                                          --------       -------                       ---------
     Total current liabilities              40,498        26,187                          66,685

Long-term debt                              22,300         1,020     $40,000    (g)       63,320
Non-current portion of
   long-term debt
Deferred income taxes                        2,016         1,182      (1,154)   (e)        2,044
Other long-term liabilities                  1,649           104                           1,753
                                          --------       -------     -------           ---------
                                            66,463        28,493      38,846             133,802
                                          --------       -------     -------           ---------

Stockholders' equity:
Preferred stock; 5,000,000 shares
   authorized; none issued and
   outstanding
Common stock; $.001 par value;
   20,000,000 shares authorized;
   13,077,884 issued and
   outstanding                                  13           260        (260)   (f)           13
Additional paid-in capital                 141,228         1,254      (1,254)   (f)      141,228
Retained earnings                            6,964           861        (861)   (f)        6,964
Accumulated other
   comprehensive income                         56                                            56
                                          --------       -------     -------           ---------
Total stockholders' equity                 148,261         2,375      (2,375)            148,261
                                          --------       -------     -------           ---------
                                          $214,724       $30,868     $36,471            $282,063
                                          ========       =======     =======           =========

The accompanying notes are an integral part of the pro forma combined condensed balance sheet (unaudited).

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                  (Unaudited)
                                 (In thousands)

(a) Reduction of depreciation related to adjustment of Nature's assets to fair value; such assets were depreciated over a five-year life on a straight-line basis.
(b) Amortization of the incremental excess of the acquisition cost over the related fair value of assets acquired and liabilities assumed, over 40 years on a straight-line basis.
(c) Increase in interest expense associated with $40.0 million draw on the Company's line of credit to partially fund the Nature's acquisition.
(d)  Tax effect of pro forma adjustments.
(e) Adjustment to record assets and liabilities at fair value and goodwill from Nature's acquisition under purchase accounting.
(f)  Elimination of the stockholder's equity accounts of Nature's.
(g) Increase in amounts due under non-current line of credit totaling $40.0 million.